EXHIBIT 99.1
                                                                    ------------

GMX RESOURCES INC.
------------------
FOR IMMEDIATE RELEASE

FOR ADDITIONAL INFORMATION CONTACT:
Ken L. Kenworthy, Sr.                                   Ken L. Kenworthy, Jr.
Executive V.P., CFO                                     President, CEO
405-600-0711x16                                         405-600-0711x11

                              www.GMXRESOURCES.com


GMX RESOURCES INC. ANNOUNCES PROFITABLE FIRST QUARTER 2003 RESULTS.

Oklahoma City, OK, Thursday, May 22, 2003-GMX RESOURCES INC. (NASDAQ: GMXR;
WARRANTS: GMXRW) WEBSITE: (WWW.GMXRESOURCES.COM) announced the Company's results for the quarter ended March 31, 2003. "Our first quarter results reflect a 78% gain in net income to $171,451 compared to $96,118 for the first quarter of 2002 before an estimated one-time charge for a change in accounting principle for future plugging costs of all producing wells required by a new accounting standard. After this charge, the Company reported a 24% increase in profits to $119,618 in spite of revenues that decreased 16%", stated Ken L. Kenworthy, Jr., President, Chairman and CEO of GMX. "Because the Company's hedged natural gas sales at $2.665 have expired and the Company has reduced its general and administrative monthly costs, the Company should be more profitable in the future."

Ken L. Kenworthy, Executive Vice President and CFO, states that "We have several parties that are conducting due diligence for a proposed subordinated debt financing of up to $10 million to reduce bank debt and outstanding trade payables and provide funding for drilling on GMX's East Texas properties. We also continue to explore other strategic alternatives. Our bank debt which was due on May 1, 2003 has not been renewed or extended as previously reported. However, our lending bank is aware of the proposals and has not taken any enforcement action on our $7.7 million debt , but has not entered into any binding agreement with GMX to defer any action. We are continuing to make monthly payments on the bank debt from available cash flow."

Revenues for the first quarter were $1,437,167 compared to $1,715,374 in the first quarter of 2002, a decrease of 17%. Earnings were $119,618 for the quarter versus $96,118 in the first quarter of 2002, an increase of 24%. Basic earnings per share increased to 2 cents from earnings in the first quarter 2002 of 1 cent. For the purposes of computing basic earnings per share for the first quarter of 2003, the Company had 6,550,000 weighted average common shares outstanding.

Lease operations expense decreased $117,499 in the first quarter of 2003 to $204,836, down 37% compared to the first quarter of 2002. This decrease resulted from a reduction in well field expenses and a reduction of wells from the sale of our Kansas properties.

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Total expenses decreased 21% in the first quarter of 2003 to $1,265,716 down from $1,602,255 in the first quarter 2002. The decrease in expenses resulted primarily from the reduction of staff and officers salaries compared to the first quarter of 2002, decreased depreciation, depletion and amortization due to the sale of our Kansas properties, somewhat higher production and severance taxes due to increase in prices and the additional costs associated with operating a public company. First quarter of 2003 expenses included approximately $33,000 in legal costs associated with post trial proceedings in the Nabors litigation, which has now been settled.

GMX RESOURCES INC. is an independent exploration and production company headquartered in Oklahoma City, Oklahoma. GMX has 58 producing wells in New Mexico, Texas & Louisiana, 63 proven undeveloped wells and several hundred other development drilling locations in 17,000 acres on the Sabine Uplift of East Texas. The Company's strategy is to significantly increase production, revenues and reinvest in drilling. GMX'S goal is to build shareholder value.


This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. They include statements regarding the company's drilling plans and objectives, related exploration and development costs, number and location of planned wells, reserve estimates and values, statements regarding the quality of the company's properties and potential reserve and production levels. These statements are based on certain assumptions and analysis made by the company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes appropriate in the circumstances, including the assumption that there will be no material change in the operating environment for the company's properties. Such statements are subject to a number of risks, including but not limited to commodity price risks, drilling and production risks, risks related to weather and unforeseen events, governmental regulatory risks and other risks, many of which are beyond the control of the company. There is also a risk that the Company may not be able to continue as a going concern. Reference is made to the company's reports filed with the Securities and Exchange Commission for a more detailed disclosure of the risks. For all these reasons, actual results or developments may differ materially from those projected in the forward-looking statements.



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

PART I -- FINANCIAL INFORMATION
ITEM 1:  FINANCIAL STATEMENTS

                       GMX RESOURCES INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                                                December 31,      March 31,
                                                                    2002            2003
                                                                ------------    ------------
                                                                                (Unaudited)
                                        ASSETS

CURRENT ASSETS:
     Cash and cash equivalents                                  $    543,917    $    664,668
     Accounts receivable--interest owners                             52,576          24,963
     Accounts receivable--oil and gas revenues                       513,898         806,104
     Inventories                                                     236,704         235,704
     Prepaid expenses                                                 11,609          30,216
                                                                ------------    ------------
          Total current assets                                     1,358,704       1,761,654
                                                                ------------    ------------

OIL AND GAS PROPERTIES, AT COST, BASED ON
  THE FULL COST METHOD OF ACCOUNTING FOR
  OIL AND GAS PROPERTIES                                          32,881,893      33,161,885

     Less accumulated depreciation, depletion, and amortization   (3,522,584)     (3,899,935)
                                                                ------------    ------------
                                                                  29,359,309      29,261,951
                                                                ------------    ------------

OTHER PROPERTY AND EQUIPMENT                                       3,200,345       3,200,345

     Less accumulated depreciation                                  (656,572)       (741,926)
                                                                ------------    ------------
                                                                   2,543,773       2,458,419
                                                                ------------    ------------

OTHER ASSETS                                                          57,647          24,655
                                                                ------------    ------------
          TOTAL ASSETS                                          $ 33,319,432    $ 33,506,679
                                                                ============    ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable                                           $  2,426,715    $  2,091,890
     Accrued expenses                                                 81,855         160,700
     Accrued interest                                                  6,765          11,365
     Revenue distributions payable                                   407,849         549,400
     Derivative instruments                                          421,300             --
     Current portion of long-term debt                             8,100,000       7,950,000
                                                                ------------    ------------
          Total current liabilities                               11,444,483      10,763,354
                                                                ------------    ------------

LONG-TERM DEBT, LESS CURRENT PORTION                                     --              --

OTHER LIABILITIES                                                    267,487         594,945

DEFERRED INCOME TAXES                                                    --              --

SHAREHOLDERS' EQUITY
     Preferred stock, par value $.01 per share,
     500,000 shares authorized Common stock, par
     value $.001 per share--authorized 50,000,000
     shares; issued and outstanding 6,550,000
     shares in 2002 and 6,550,000 in 2003.                             6,550           6,550
     Additional paid-in capital                                   20,905,197      20,905,197
     Retained earnings                                             1,117,016       1,236,633
     Other comprehensive loss                                       (421,300)            --
                                                                ------------    ------------
          Total shareholders' equity                              21,607,462      22,148,380
                                                                ------------    ------------
          TOTAL LIABILITES AND SHAREHOLDERS' EQUITY             $ 33,319,432    $ 33,506,679
                                                                ============    ============

See accompanying notes to consolidated financial statements.

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
                       GMX RESOURCES INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                          THREE MONTHS ENDED MARCH 31,

                                                                    2002            2003
                                                                ------------    ------------
REVENUE:
     Oil and gas sales                                          $  1,721,874    $  1,434,969
     Interest income                                                   1,470             780
     Other income (loss)                                              (7,970)          1,418
                                                                ------------    ------------
          Total revenue                                            1,715,374       1,437,167


EXPENSES:
     Lease operations                                                322,335         204,836
     Production and severance taxes                                   96,699         125,086
     Depreciation, depletion, and amortization                       594,761         410,870
     Interest                                                         85,793         134,651
     General and administrative                                      502,668         390,273
                                                                ------------    ------------
          Total expenses                                           1,602,255       1,265,716

     Income before income taxes                                      113,118         171,451

INCOME TAXES                                                    $     17,000    $        --
                                                                ------------    ------------

Income before cumulative effect of a change
  in accounting principle                                                --          171,451
Cumulative effect of change in accounting
principle                                                                --          (51,834)
                                                                ------------    ------------
Net Income                                                      $     96,118    $    119,618
                                                                ============    ============
EARNINGS PER SHARE - Before Cumulative Effect                   $       0.01    $       0.03
                                                                ============    ============
EARNINGS PER SHARE - Cumulative Effect                          $        --     $       0.01
                                                                ============    ============
EARNINGS PER SHARE - Basic and Diluted                          $       0.01    $       0.02
                                                                ============    ============
WEIGHTED AVERAGE COMMON SHARE - BASIC AND DILUTED                  6,550,000       6,550,000
                                                                ============    ============

See accompanying notes to consolidated financial statements.

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
                       GMX RESOURCES INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                   (UNAUDITED)
                   THREE MONTHS ENDED MARCH 31, 2003 AND 2002

                                                                    2002            2003
                                                                ------------    ------------
Net income                                                      $     96,118    $    119,618

Other comprehensive income (loss), net of tax:
     Adjustment for derivative losses reclassified into
       oil and gas sales                                             (15,470)        438,400
     Change in fair value of derivative instruments                 (621,496)        (17,100)
                                                                ------------    ------------
Comprehensive income (loss)                                     $   (540,848)   $    540,918
                                                                ============    ============


















See accompanying notes to consolidated financial statements.

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
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                   THREE MONTHS ENDED MARCH 31, 2002 AND 2003

                                                                    2002            2003
                                                                ------------    ------------
CASH FLOWS DUE TO OPERATING ACTIVITIES
     Net Income                                                 $     96,118    $    119,618
     Adjustments to reconcile net income to
     net cash provided by (used in) operating activities:
          Depreciation, depletion, and amortization                  594,761         462,704
          Deferred income taxes                                       17,000             --
          Other                                                       (3,714)         27,557
          Decrease (increase) in:
               Accounts receivable                                    64,786        (269,116)
               Inventory and prepaid expenses                        (67,761)         15,385
          Increase (decrease) in:
               Accounts payable                                   (2,939,859)       (334,825)
               Accrued expenses and liabilities                      (94,652)         83,190
               Revenue distributions payable                          75,208         181,861
                                                                ------------    ------------

               Net cash provided by (used in) operating
                 activities                                       (2,258,113)        286,375
                                                                ------------    ------------

CASH FLOWS DUE TO INVESTING ACTIVITIES
     Additions to oil and gas properties                          (1,666,877)        (16,134)
     Purchase of property and equipment                              (17,337)            --
     Proceeds from sale of investments                                77,838             --
     Proceeds from sale of oil and gas properties                    199,330             --
                                                                ------------    ------------
          Net cash used in investing activities                   (1,407,046)        (16,134)
                                                                ------------    ------------

CASH FLOW DUE TO FINANCING ACTIVITIES
     Advance on borrowings                                         3,720,000             --
     Payments on debt                                                    --         (150,000)
                                                                ------------    ------------

          Net cash provided by (used in) financing activities      3,720,000             --
                                                                         --         (150,000)
                                                                ------------    ------------

NET INCREASE IN CASH                                                  54,841         120,241

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                       3,725         543,917
                                                                ------------    ------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                      $     58,566    $    664,158
                                                                ============    ============

CASH PAID FOR INTEREST                                          $     66,500    $    112,443
                                                                ============    ============

See accompanying notes to consolidated financial statements

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